Sub-Item 77Q1

Cornerstone Total Return Fund, Inc.


The Proxy Statement on Submission Type 145A for Cornerstone
Total Return Fund, Inc. (accession number 01-500579), is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on December 05, 2001.